FOR: UCBH HOLDINGS, INC.

APPROVED BY: Thomas S. Wu

CONTACT: Thomas S. Wu

Chairman, President and Chief Executive Officer

(415) 315-2800

Jonathan H. Downing

Chief Financial Officer

(415) 315-2800

EVC Group

Investor Relations: Douglas M. Sherk, Jennifer Beugelmans

(415) 896-6820

Media Relations: Steve DiMattia

(917) 620-0590

For Immediate Release

UCBH Holdings, Inc. Signs Definitive Agreement to Acquire Pacifica Bancorp, Inc.

~ Acquisition Marks Entry into Pacific Northwest Market ~

SAN FRANCISCO, CA and BELLEVUE, WA, May 24, 2005 - UCBH Holdings, Inc. (Nasdaq: UCBH), the holding company of United Commercial Bank (UCB™), today announced that it has signed a definitive agreement under which it will acquire Pacifica Bancorp, Inc., the holding company of Pacifica Bank, in a transaction valued at approximately $40.3 million. Pacifica Bank, headquartered in Bellevue, Washington, is a state-chartered commercial bank that specializes in providing a broad range of banking products and services to small- and medium-sized domestic businesses, international businesses, and individuals in its market areas.

In addition to its two branches serving the King County area in Washington State, Pacifica Bank offers international trade banking services and specializes in providing banking services to the ethnic Chinese community and business community in the markets it serves. Pacifica Bank had assets of $164.3 million and deposits of $136.7 million as of March 31, 2005.

The definitive agreement has been approved by the Board of Directors of each company. Under the terms of the agreement announced today, Pacifica Bancorp will be merged into a subsidiary of UCBH, and Pacifica Bank will be merged into United Commercial Bank, for a total consideration of approximately $40.3 million (as of most recent closing price for UCBH), comprised of the issuance of approximately 1.2 million shares of UCBH common stock, $16.0 million in cash and approximately $3.6 million related to the cash-out of the outstanding stock options of Pacifica. The proposed transaction is subject to review if during the pricing period prior to the closing date, the price of UCBH common shares falls below $16.50 or exceeds $23.50. Retention agreements with certain managers of Pacifica are in place.

The transaction, which is subject to approval by Pacifica Bancorp's shareholders and regulatory approval, is anticipated to close in the fourth quarter of 2005. UCBH management projects the deal will be marginally accretive to earnings per share in 2006 and thereafter.

"The proposed acquisition of Pacifica Bancorp represents our strategic move to enter the dynamic Pacific Northwest market," said Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. "Pacifica Bank's operations complement those of United Commercial Bank, and we share similar commitments and values in providing the highest quality banking services to our customers.

"Washington State is the fifth largest export state in the U.S. The Washington ports handle 7% of all U.S. exports and 6% of the nation's imports. Together, the Seattle and Tacoma ports are the second largest container loading center in the United States after the Los Angeles and Long Beach ports. In addition to gaining access to the vibrant ethnic Chinese markets in the region, this acquisition strengthens our capabilities to facilitate trade flows across the Pacific Rim and will allow us to further grow our commercial banking business both in the domestic U.S. markets and in the Greater China Region" added Mr. Wu.

"We are excited to become a part of the United Commercial Bank organization and believe that this transaction will be very positive for our shareholders, customers and employees," said Lyle Snyder, Chairman of Pacifica Bancorp, Inc. "As a part of United Commercial Bank, we will be able to offer more products and services to our customers as well as more career opportunities for our employees. In addition, by joining a large and established lending institution, we believe we will significantly strengthen our opportunities to grow as we will be able to service new segments of the market, including larger customers. This is a great opportunity for both banks as it brings together two organizations committed to providing exceptional customer service and quality products to the communities that we serve."

About UCBH Holdings, Inc.

UCBH Holdings, Inc., with $6.49 billion in total assets, is the holding company for United Commercial Bank, a state-chartered commercial bank. UCB has 46 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton and Greater Los Angeles, two branches in Greater New York, a branch in Hong Kong, and representative offices in Shenzhen, China and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries as well as consumer banking services to individuals. In addition to being the leading California bank serving the ethnic Chinese community, UCB offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.

About Pacifica Bank

Pacifica Bank is a wholly-owned subsidiary of Pacifica Bancorp, Inc., a Washington state-chartered commercial bank that specializes in providing a broad range of banking solutions and services to small, medium and international businesses and individuals. Services range from business and personal checking to Visa check cards, safe deposit boxes, cash management and lending solutions. In addition to speaking the language of business, the Bank's employees also speak more than a dozen Asian, European and Middle Eastern languages and serve customers from all over the world. In addition to serving its customers in the greater Seattle area, the Bank also has a strong international banking division with world-wide correspondent banking relationships and is a member of SWIFT (Society of Worldwide Inter-Financial Telecommunication) for the benefit of its trading customers. For additional information, visit the Company's web site at www.pacificabank.com.

Forward-Looking Statements

Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company's and the Bank's operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank's borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission ("SEC"). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company's current, quarterly and annual reports, as filed with the SEC.

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